Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-259554, 333-264727 and 333-267937 on Form S-3 and Registration Statement Nos. 333-265064, 333-260601, 333-270731 and 333-272570 on Form S-8 of our report dated March 26, 2024, relating to the financial statements of AEye, Inc. appearing in this Annual Report on Form 10-K of AEye, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

San Francisco, California
March 26, 2024